EXHIBIT 10(s)(1)

                                AMENDMENTS TO THE
               ALCOA DEFERRED COMPENSATION ESTATE ENHANCEMENT PLAN


     Pursuant to Article 10 of the Plan which provides that the Plan may be amended or modified, the Plan is amended effective as of January 1, 1999, or such other date as provided below, as follows:

1. The definition of "Continuous Service" is amended by the addition of the following sentence to the end of last paragraph:

          Effective as of July 10, 1998 all years of service accrued with Alumax, Inc. or any of its subsidiaries ("Alumax") on and after June 16, 1998, by any Participant who was actively employed with Alumax on June 16, 1998, will be taken into account to determine Continuous Service.

2. The definition of "Salary" is deleted in its entirety and replaced with the following:

          "Salary" means "Eligible Compensation" as defined in the Savings Plan or "Compensation" as defined in the Alumax Inc. Thrift Plan for Salaried Employees, as applicable, without regard to the limitations imposed by Section 401(a)(17) of the Internal Revenue Code.

3. Effective July 1, 1999, Section 7 is amended by deleting subsections (a) and (b) in their entirety and replacing them with the following:

               (a) (i) Commencing on July 10, 1998 once every month a Participant may, by appropriate direction which is properly received by the Company or its designee, in accordance with uniform rules established by the Company ("Appropriate Direction"), elect to transfer in increments of 10% all or part of the deemed value of his or her Salary Reduction Credits, Additional Salary Reduction Credits, Incentive Compensation Deferral Credits, Excess D Deferral Credits, except as may be limited by the Committee, from any one or more investment Options to any one or more other such Investment Options. Such a transfer shall not constitute a change in the Participant's current investment election.

                    (ii) Commencing on July 1, 1999 a Participant may, by appropriate direction which is properly received by the Company or its designee, in accordance with uniform rules established by the Company ("Appropriate Direction"), elect to transfer in increments of 10% all or part of the deemed value of his or her Salary Reduction Credits, Additional Salary Reduction Credits, Incentive Compensation Deferral Credits, Excess D Deferral Credits, except as may be limited by the Committee, from any one or more investment Options to any one or more other such Investment Options. Such a transfer may be made daily, with the exception of a transfer from the Alcoa Stock which may be made no more frequently than once every 15 calendar days. Such a transfer shall not constitute a change in the Participant's current investment election.

               (b) (i) Commencing on July 10, 1998 once every month a Participant who has attained 5 Years of Plan Participation may, after Appropriate Direction, elect to transfer in increments of 10% all or part of his or her Matching Company Credits, except as may be limited by the Committee, which have been in his or her account for two full calendar years from the date that said Matching Company Credits were deemed to be allocated to the Participant's account, from the Investment Option in which such Credits are deemed to be invested, to any one or more other Investment Option.

                    (ii) Commencing on July 1, 1999 a Participant who has attained 3 Years of Plan Participation may, after Appropriate Direction, elect to transfer in increments of 10% all or part of his or her Matching Company Credits, except as may be limited by the Committee, which have been in his or her account for two full calendar years from the date that said Matching Company Credits were deemed to be allocated to the Participant's account, from the Investment Option in which such Credits are deemed to be invested, to any one or more other Investment Option. Such a transfer may be made daily, with the exception of a transfer from the Alcoa Stock which may be made no more frequently than once every 15 calendar days.

4. Effective January 1, 2000, Sections 8.7(a) and (b) are amended by adding the following to the beginning of each subsection:

          Except for Participant Elections related to the deferrals of "special payments," as provided for in
          Section 3.5,

5.   Effective January 1, 2000, a new subsections 8.7(e) is added as follows:

               (e)  Participant Elections related to the
          deferrals of "special payments," as provided for in
          Section 3.5, which were elected prior to the Participant's Termination of Service, will be credited to the Participant's Plan account at the time payment would otherwise have been made.

6.   In all other respects the Plan is ratified and confirmed.